SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 1, 1997

                              HOME HOLDINGS INC.

            (Exact name of registrant as specified in its charter)

               Delaware          0-19347                    13-3584978

     (State of Incorporation) (Commission file number)    (I.R.S. Employer
                                                         Identification No.)

        59 Maiden Lane, New York, New York                 10038-4548
      (Address or principal executive office)              (Zip Code)

           Registrant's telephone number including area code (212) 530-6600


          Item 5.  Other Events

               The Registrant announced today that on August 1, The Home Insurance Company ("Home Insurance") entered into an agreement in principle to settle The Home Insurance Company v. Olympia & York Maiden Lane Company, et al. (Index No. 603714/96), an action arising between Plaintiff Home Insurance and Defendant Olympia & York Maiden Lane Company ("O&YMLC"). Home Insurance is a New Hampshire-domiciled property and casualty insurance company and the principal, wholly-owned subsidiary of the Registrant. O&YMLC is Home Insurance's landlord at 59 Maiden Lane, New York, New York, the commercial premises of which Home Insurance is the primary tenant, and in connection with which the litigation between Home Insurance and O&YMLC has arisen.

               The agreement in principle would reduce Home
          Insurance's previous rent obligation by at least $44 million and would allow it to retain a reduced amount of space in 59 Maiden Lane at a lower rental rate. The settlement is subject to a number of closing conditions, including, among others, approval by O&YMLC's bondholders and the New Hampshire Insurance Commissioner. As Home Insurance's principal regulator, the Commissioner put Home Insurance under a previously-disclosed Order of Supervision on March 3, 1997.

          Item 7.  Financial Statements, Pro Forma Financial
                   Information and Exhibits

               (c)  Exhibits.

                    (10.1)    Term Sheet, dated August 1, 1997.
                    (99.1)    Press release issued on August 4,
                              1997.


               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HOME HOLDINGS INC.

          Dated: August 4, 1997    By:  /s/ Richard H. Hershman
                                        Richard H. Hershman

                                   (Principal Financial and
                                   Accounting Officer through the
                                   Services Agreement, dated June
                                   12, 1995, between Risk
                                   Enterprise Management Limited, a
                                   Delaware corporation, and Home
                                   Insurance)